RETENTION AGREEMENT

                                     BETWEEN

                         LOUIS DREYFUS NATURAL GAS CORP.

                                       AND

                                 T. FRANK MURPHY
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                                TABLE OF CONTENTS


ARTICLE I.  CERTAIN DUTIES.................................................. 1

ARTICLE II. ADJUSTMENTS FOR CERTAIN PAYMENTS................................ 3

ARTICLE III.  MISCELLANEOUS................................................. 4
      SECTION 3.1  NO OFFSET; ENFORCEMENT OF AGREEMENT...................... 4
      SECTION 3.2  ASSIGNMENT BY THE EXECUTIVE; SUCCESSORS.................. 5
      SECTION 3.3  WAIVER................................................... 5
      SECTION 3.4  NOTICE................................................... 6
      SECTION 3.5  APPLICABLE LAW........................................... 6
      SECTION 3.6  TAXES.................................................... 6
      SECTION 3.7  ENTIRE AGREEMENT......................................... 6


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                               RETENTION AGREEMENT

            RETENTION AGREEMENT, dated as of the 24th day of June, 1997 (the "Agreement"), by and between LOUIS DREYFUS NATURAL GAS CORP., an Oklahoma corporation having its principal place of business at 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma (the "Corporation") and T. FRANK MURPHY, an individual residing at 301 Maple Valley, Houston, Texas 77056 (the "Executive").

                                WITNESSETH THAT:

            WHEREAS, the Executive is currently serving as Vice President - Corporate Finance and Corporate Secretary of American Exploration Company, a Delaware corporation ("American");

            WHEREAS, pursuant to the Agreement and Plan of Reorganization, dated as of June 24, 1997 (the "Merger Agreement"), by and among the Corporation, LDNG Acquisition, Inc. and American, the parties thereto have agreed to a merger (the "Merger") pursuant to the terms thereof;

            WHEREAS, the Corporation has determined that it is essential to the best interests of the Corporation, its subsidiaries and affiliates, as well as to the success of the Merger, to foster the continued employment of certain key officers of American pending consummation of the Merger and for a transition period thereafter; and

            WHEREAS, in connection with the Merger the parties hereto desire to enter into this Agreement, to be effective upon the consummation of the Merger.

            NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I.  CERTAIN DUTIES

            This Agreement shall become effective as of the Effective Time of the Merger (as defined in the Merger Agreement) (the "Effective Date"). Following the Effective Date, the Executive's duties shall include assisting the Corporation in connection with the integration of the Corporation and American. If the Corporation elects to terminate the Executive's employment other than for "Cause" (as defined below) prior to the first anniversary of the Effective Date, the Corporation shall engage the Executive as a consultant to the Corporation for a period (the "Consulting Period") commencing on the date of termination (the "Consulting Commencement Date") and ending on the first anniversary of the Effective Date. The Executive's services hereunder during the Consulting Period shall consist of, in addition to the services described in the first sentence of this paragraph, such consulting and advisory services, and shall be provided at such times and on such other terms and conditions, as may be agreed upon from time to time between the Executive and the Corporation. As compensation for the consulting services to be performed by the Executive hereunder during the Consulting Period, the
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Executive shall be paid a fee (the "Consulting Fee") at an annual rate equal to his annual base salary as of the time of termination of the Executive's employment payable in monthly installments. In the event of the Executive's death prior to the end of the Consulting Period, the Consulting Fee shall continue to be paid to the beneficiaries designated by the Executive. If no beneficiary is designated by the Executive or if none shall survive the Executive, then the Consulting Fee shall be paid to the Executive's surviving spouse, if any, or if no such surviving spouse exists, to the Executive's estate.

            If the Corporation elects to terminate the Executive's employment other than for Cause or the Executive resigns, the Executive shall be entitled to (a) reimbursement of COBRA payments to maintain medical and dental insurance up to 18 additional months for said coverage and (b) the use of one or more executive out-placement services, designated by the Executive and paid for by the Corporation.

            For purposes of this Agreement, "Cause" shall mean:

            (i) The willful and continued failure of the Executive to perform substantially the Executive's duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Corporation (the "Board"), which demand shall specifically identify the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

            (ii) The willful engaging by the Executive in illegal conduct or gross misconduct in connection with the performance of his duties hereunder which is materially injurious to the Corporation.

            For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of any senior officer of the Corporation or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above and specifying the particulars thereof in detail.
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            If within two years after the Effective Date the Corporation terminates the Executive's employment other than for Cause or the Executive resigns, and within one year thereafter the Executive sells his current residence and moves away from Houston, Texas, then, the Corporation will pay the Executive $25,000 for relocation costs and will reimburse the Executive for the loss, if any, the Executive realizes as a result of the sale of his current residence up to a maximum of $25,000.

ARTICLE II. ADJUSTMENTS FOR CERTAIN PAYMENTS

            For purposes of this Article II, (i) "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise;
(ii) "Agreement Payment" shall mean a Payment paid or payable pursuant to this Agreement (disregarding this Article II); (iii) "Net After Tax Receipt" shall mean the Present Value (as defined below) of a Payment net of all federal, state and local taxes imposed on the Executive with respect thereto, including the tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), determined by applying the highest applicable marginal rates which apply to the Executive's taxable income; (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) "Reduced Amount" shall mean the largest aggregate amount of Agreement Payments which (a) is less than the sum of all Agreement Payments and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate Agreement Payments were made.

            Anything in this Agreement to the contrary notwithstanding, in the event a national certified public accounting firm designated by the Executive (the "Accounting Firm") shall determine that receipt of all Payments would subject the Executive to tax under Section 4999 of the Code, it shall determine whether some amount of Agreement Payments would meet the definition of a "Reduced Amount." If said firm determines that there is a Reduced Amount, the aggregate Agreement Payments shall be reduced to such Reduced Amount. The aggregate amount by which the Agreement Payments are reduced to arrive at the Reduced Amount shall be referred to as the "Foregone Amount."

            If the Accounting Firm determines that aggregate Agreement Payments should be reduced to the Reduced Amount, the Corporation shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect, in his sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Agreement Payments equals the Reduced Amount), and shall advise the Corporation in writing of his election within ten days of his receipt of notice. If no such election is made by the Executive within such ten-day period, the Corporation may elect which of such Agreement Payments shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Agreement Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this Article II shall be binding upon the Corporation and the
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Executive. As promptly as practicable following such determination, the
Corporation shall pay to, or distribute for the benefit of, the Executive such Agreement Payments as are then due to the Executive under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such Agreement Payments as become due to the Executive under this Agreement.

            While it is the intention of the Corporation and the Executive to reduce the amounts payable or distributable to the Executive hereunder only if the aggregate Net After Tax Receipts to the Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Corporation to or for the benefit of the Executive pursuant to this Agreement which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Corporation to or for the benefit of the Executive pursuant to this Agreement could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Executive which the Accounting Firm believes has a high probability of success or otherwise, determines that an Overpayment has been made, any such overpayment paid or distributed by the Corporation to or for the benefit of the Executive shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Corporation together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Executive to the Corporation if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

            Notwithstanding the foregoing, at the election of the Executive, the Reduced Amount shall be the largest amount of Agreement Payments which may be made without causing any Payment to be subject to tax under Section 4999 of the Code.

ARTICLE III.  MISCELLANEOUS.

            SECTION 3.1 NO OFFSET; ENFORCEMENT OF AGREEMENT.

            The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the
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Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Corporation agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Corporation, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2) of the Code and amounts sufficient to reimburse the Executive for all tax liabilities due in respect of such payments of legal fees and expense, provided, however, if an action brought by the Executive, or if the Executive's defense of an action brought by the Corporation, is finally determined to be without merit by a court of competent jurisdiction, the Executive shall refund amounts paid by the Corporation for legal fees, taxes and interest pursuant to this Section 3.1.

            SECTION 3.2 ASSIGNMENT BY THE EXECUTIVE; SUCCESSORS.

            (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) Except as is otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and upon the Executive, his spouse, heirs, executors and administrators, provided, however, that the obligations of the Executive hereunder shall not be delegated.

            (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, "Corporation" shall mean Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            SECTION 3.3 WAIVER.

            Failure of either party hereto to insist upon strict compliance by the other party with any term, covenant or condition hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment or failure to insist upon strict compliance of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.
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            SECTION 3.4 NOTICE.

            Any notice required or desired to be given pursuant to this Agreement shall be sufficient if in writing sent by registered or certified mail to the addresses hereinafter set forth above or to such other address as any party hereto may designate in writing, transmitted by hand delivery or by registered or certified mail to the other.

            SECTION 3.5 APPLICABLE LAW.

            This Agreement shall be governed by the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof.

            SECTION 3.6 TAXES.

            The Corporation may deduct from all amounts paid under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

            SECTION 3.7 ENTIRE AGREEMENT.

            The parties hereto agree that this Agreement and the Merger Agreement (and, to the extent benefits or rights are otherwise affected by this Agreement, any employee benefit plan maintained or sponsored by American or the Corporation, as the case may be) contains the entire understanding and agreement between them and supersedes all previous agreements and arrangements, if any, relating to the subject matter hereof. Notwithstanding the foregoing, in the event that the Merger Agreement is terminated, then at the time of such termination, this Agreement shall be deemed canceled and of no force or effect and the Executive shall continue to be subject to such agreements and arrangements that were in effect prior to the execution of the Merger Agreement. This Agreement shall not be amended, modified or supplemented in any respect except by an agreement in writing signed by the Executive and the Corporation.
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            IN WITNESS WHEREOF, the Corporation and the Executive have duly executed this Agreement as of the day and the year first above written.

                                       LOUIS DREYFUS NATURAL GAS CORP.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       EXECUTIVE


                                       -----------------------------------------
                                                 T. Frank Murphy